UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 5, 2008

WORLD AM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30639 (Commission File Number)	90-0142757 (I.R.S. Employer Identification No.)

4340 Von Karman Ave., Suite 200 Newport Beach, CA 92660 (Address of principal executive offices) (zip code)

(949) 955-5355 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on September 5, we accepted Mr. Robert A. Hovee’s resignation from his position as our President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Hovee will become Chairman and Chief Executive Officer of Diversified Emerging Technologies, Inc., a private company controlled by Select University Technologies, Inc. We are not aware of any disagreements with Mr. Hovee.

Effective on September 5, 2008, our Board of Directors appointed Dr. C. Robert Kline, to Chief Executive Officer and Chairman of the Board. Dr. Kline will continue to serve as our Chief Financial Officer.

Dr. Kline is currently Chairman and President of KTC Global, Inc., headquartered in Washington, and Kline Technical Consulting, LLC. KTC Global has two operating subsidiaries, one in the USA and one in Europe. From 2001-2006, Dr. Kline held the positions of Executive Vice President and Chief Operating Officer for Hytec, Inc., which is a leading manufacturer of Hydraulic Workholding components. In Dr. Kline’s experience prior to Hytec, he worked for more than 40 years in the areas of technology selection and planning and has helped launch products in generation and storage of energy, information, telecommunications, and manufacturing technologies, for such governmental agencies as the Departments of Defense, Commerce and Energy, and the FBI.

Dr. Kline has worked on behalf of the above agencies for major corporations in partnership with such nations as the United Kingdom, Germany, India, Russia, Israel, Finland and Taiwan. In 1994, the President of Taiwan awarded Dr. Kline the President’s citation for work in the development of hard coatings and their application to high specific energy density power storage and heavy manufacturing.

In addition to his work on behalf of the government and corporations, Dr. Kline served as a university professor and leader of university research for many years. He has also served as a technology evaluation/selection leader for private firms, such as Select University Technologies, Inc., a shareholder of World Am, public firms including Northrop Grumman, and the government, through IBM Federal and E-Systems. Throughout his career, he has served several national non-military agencies in designing and programming computer systems for large-scale data storage, search, and retrieval.

Dr. Kline has also authored more than 50 books and articles or chapters, focused on advanced battery technology, electronic warfare and bioterror countermeasures, biomedical engineering, and interpretation theory. He also served in the U.S. Marines Corps.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated September 8, 2008 issued by World Am, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2008	World Am, Inc.
a Nevada corporation

/s/ C. Robert Kline
By: C. Robert Kline
Its: Chief Executive Officer